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                                                                   EXHIBIT 10.73




                              EMPLOYMENT AGREEMENT

                                    BETWEEN

                         GOODY'S FAMILY CLOTHING, INC.

                                      AND

                               LANA CAIN KRAUTER





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                               TABLE OF CONTENTS



1.       Definitions..............................................................................................1

2.       Employment...............................................................................................3

3.       Term.....................................................................................................3

4.       Position and Duties; Business Time.......................................................................3

5.       Compensation.............................................................................................4

6.       Termination of Employment................................................................................7

7.       Obligations of the Company Upon Termination..............................................................7

8.       Change of Control........................................................................................9

9.       Non-exclusivity of Rights...............................................................................10

10.      Full Settlement.........................................................................................10

11.      Arbitration of Disputes.................................................................................10

12.      Confidential Information, Non-Solicitation and Non-Compete..............................................10

13.      Successors..............................................................................................12

14.      Miscellaneous...........................................................................................12


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                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT, by and between GOODY'S FAMILY CLOTHING, INC., a Tennessee corporation (the "Company"), and LANA CAIN KRAUTER (the "Executive"), shall be effective as of the 10 day of January, 2000.

                                   RECITALS:

         WHEREAS, the Company desires to hire the Executive as the President - Merchandising of the Company and Executive desires to accept such employment, upon the terms and subject to the conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, and other good and valuable consideration, the Company and the Executive do hereby agree as follows:

         1.       Definitions.

                  (a) "Accrued Obligations" shall mean (i) the Base Salary through the Date of Termination and (except in the event the Company terminates the Executive's employment for Cause) the pro-rated portion of the guaranteed bonus based upon the number of days the Executive was employed during the applicable fiscal year, (ii) any amounts deferred by the Executive and not yet paid by the Company pursuant to a valid election to defer the receipt of all or a portion of such payments made in accordance with any plan of deferred compensation sponsored by the Company, (iii) any earned but unpaid vacation pay for the current year, (iv) any amounts or benefits owing to the Executive or to the Executive's beneficiaries under the then applicable employee benefit plans or policies of the Company and (v) any amounts owing to the Executive for reimbursement of expenses properly incurred by the Executive through the Date of Termination and which are reimbursable in accordance with the reimbursement policy of the Company described in Section 5(e).

                  (b)      "Base Salary" shall have the meaning set forth in
                           Section 5(a).

                  (c) "Board" shall mean the Board of Directors of the Company.

                  (d) "Cause" shall mean that the Executive has, in the judgment of a majority of the Board (i) committed a felony, or committed an act of fraud, embezzlement or theft in connection with her duties with the Company or in the course of her employment with the Company; (ii) willfully caused damage to property of the Company; (iii) been convicted of a criminal offense (either a misdemeanor involving acts of dishonesty, theft or moral turpitude, or a felony); or (iv) engaged in a willful and deliberate material breach of her obligations under Section 4 of this Agreement which breach (under this clause iv) has been communicated to the Executive with specificity by written notice, and which has not been cured to the reasonable satisfaction of the

Board within a reasonable period of time, which shall not be less than ten (10) days, nor more than thirty (30) days, following receipt of such written notice by the Executive. The Board shall provide the Executive with an opportunity to meet with the Board in order to provide the Executive an opportunity to refute or explain acts or omissions referred to in such written notice. For the purpose of this Section, no act or omission shall be considered willful unless done or omitted to be done in bad faith and without reasonable belief that such act or omission was done in the best interest of the Company.

                  (e) A "Change of Control" of the Company shall mean and shall be deemed to have occurred if (i) any person or group (within the meaning of Rule 13d-3 of the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act Rules")), other than Robert M. Goodfriend, members of his immediate family, his affiliates, trusts or private foundations established by or on his behalf, and the heirs, executors or administrators of Robert M. Goodfriend, shall acquire in one or a series of transactions, whether through sale of stock or merger, more than 50% of the outstanding voting securities of the Company or any successor entity of the Company, (ii) all or substantially all of the Company's assets are sold, or
(iii) the shareholders of the Company shall approve a complete liquidation or dissolution of the Company.

                  (f) "Change of Control Date" shall mean (i) the closing date on which a Change of Control shall have occurred, (ii) in the case of a sale of all or substantially all of the Company's assets, the closing date on which a Change of Control shall have occurred after shareholder approval is obtained, or (iii) in the case of a complete liquidation or dissolution of the Company, the date on which shareholder approval is obtained.

                  (g) "Constructive Termination" shall mean a material breach by the Company of its obligations under Section 4(a) or another material obligation of the Company under this Agreement, which failure has been communicated to the Company with specificity by written notice and which has not been cured within a reasonable period of time, which shall not be less than ten (10) days, nor more than thirty (30) days, following receipt of such written notice by the Company.

                  (h) "Date of Termination" shall have the meaning set forth in Section 6(e).

                  (i) "Disability" shall mean disability whereby the Executive is unable to render the services provided for by this Agreement by reason of illness, injury or incapacity (whether physical, mental, emotional or psychological) for a period of either (i) ninety (90) consecutive days or (ii) one hundred eighty (180) days in any consecutive three hundred sixty-five (365) day period.

                  (j) "Incentive Bonus" shall have the meaning as set forth in Section 5(b).

                  (k) "Incentive Plan" shall have the meaning as set forth in Section 5(b).

                  (l) "Notice of Termination" shall have the meaning as set forth in Section 6(d).


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                  (m)      "Qualified Plan" shall mean any retirement plan
maintained by the Company which is intended to meet the requirements of the Internal Revenue Code of 1986, as amended.

                  (n) "Subsidiary" shall mean any majority-owned subsidiary of the Company.

         2. Employment. The Company hereby employs the Executive as the President -- Merchandising of the Company, and Executive hereby accepts such employment.

         3. Term. The initial term (the "Initial Term") of this Agreement shall commence on the date hereof and shall continue until the third anniversary of the date hereof (the "Initial Expiration Date"); provided, however, that this Agreement shall at all times be subject to earlier termination in accordance with the provisions hereof. On the Initial Expiration Date and each anniversary of the Initial Expiration Date, the term of this Agreement automatically shall be extended for an additional one (1) year term (the "Extended Term") unless either party gives written notice to the other not less than ninety (90) days prior to the end of the then current term that it does not desire to extend the Term. For purposes of this Agreement, "Term" means the Initial Term and, as so extended, the Extended Term.

         4.       Position and Duties; Business Time.

                  (a) Position and Duties. The Executive shall serve as the President -- Merchandising of the Company or another position which shall be either of comparable rank or a promotion and shall have such responsibilities and duties as assigned to her by the Chief Executive Officer of the Company or the Board from time to time, provided: (i) such assignment of such responsibilities and duties are those which are customarily associated with the responsibilities of a president -- merchandising; (ii) the position in which the Executive shall serve, if different from the position specified in this subsection (a), shall not have materially diminished responsibilities or authority as compared with those of the position expressly set forth in this subsection (a); provided, that the expansion into other store concepts, whether acquired or developed, and the staffing of such concepts by other employees shall not be deemed a breach of this provision; and (iii) the Executive shall not be required to relocate by reason of a change in the location of the Company's principal executive offices of more than fifty (50) miles from its then current location. The Company's Executive Vice President - Stores, Senior Vice President - Marketing and Executive Vice President - Merchandising shall report directly to the Executive.

                  (b) Business Time. The Executive agrees to devote her full business time to the business and affairs of the Company and to use her best efforts to perform faithfully and efficiently the responsibilities assigned to her hereunder, to the extent necessary to discharge such responsibilities, except for:

                           (i) time spent in managing her personal, financial and legal affairs and serving on corporate, civic or charitable boards or committees, in each case only if and to the extent not substantially interfering with the performance of


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                           such responsibilities and, in the case of service on
                           boards and committees, subject to the prior approval of the Board, and

                           (ii)     periods of vacation to which she is
                           entitled, periods of illness and other absences beyond her control.

The Executive shall provide prior written notice (the "Service Notice") to the Board of her intention to serve on any corporate, civic or charitable board or committee (including her continued service on any boards and committees on which she is serving or with which she is otherwise associated immediately preceding the date hereof), and the Board shall thereafter reasonably approve or reject, as applicable, such service. The Board shall have a twenty (20) day period following its receipt of the Service Notice in order to consider any such service. If the Board does not notify the Executive of its rejection of any such service within such twenty (20) day period, then Board approval of such service shall be deemed given.

         5. Compensation. The Executive shall be entitled to the following compensation and benefits for as long as the Executive remains an employee of the Company:

                  (a) Base Salary. The Executive shall receive a base salary (the "Base Salary") payable in equal bi-weekly installments (or such other installments as are provided by the Company for employees generally) at an annual rate of $500,000. The Company shall review the Base Salary periodically and in light of such review may, in its sole discretion, increase (but not decrease) the Base Salary taking into account any change in the Executive's responsibilities, increases in compensation of other executives with comparable responsibilities, performance of the Executive and other pertinent factors, and such adjusted Base Salary shall then constitute the "Base Salary" for purposes of this Agreement. For each fiscal year of the Company during the term of this Agreement, commencing with fiscal 1999, the Executive shall also be entitled to a guaranteed annual bonus of $100,000 payable in full on the last Friday in March for the most recently completed fiscal year. The Incentive Bonus hereinafter described shall be reduced by the amount of any guaranteed bonus paid by the Company to the Executive in respect of the applicable fiscal year.

                  (b) Short Term Incentive Plan Bonus. The Company has established a "Short Term Incentive Plan" (the "Incentive Plan") under which the Executive shall be eligible to participate for each fiscal year she holds the position stated in Section 2 and shall be eligible to receive an annual incentive target bonus of not less than 100% of Base Salary based on performance and other specific objectives adopted by the Compensation Committee of the Board (the "Incentive Bonus").

                  (c) Incentive and Savings Plans; Retirement and Death Benefit Programs. The Executive shall be entitled to participate in all incentive and savings plans and programs, including stock option plans and other equity-based compensation plans, and in all employee retirement, executive retirement and executive death benefit plans on a basis no less favorable than that basis generally available to executives of the Company holding comparable positions or having comparable responsibilities.


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                  (d)      Other Benefit Plans. The Executive, her spouse and
their eligible dependents (as defined in, and to the extent permitted by, the applicable plan), as the case may be, shall be entitled to participate in or be covered under all medical, dental, group disability, group life, severance, accidental death and travel accident insurance plans and programs of the Company to the extent such plans and programs are generally available to executives of the Company holding comparable positions or having comparable responsibilities. In addition, the Company shall pay for and provide to the Executive the following additional benefits:

                           (i) An individual life insurance policy on the life of the Executive in the amount of $500,000, the beneficiary or beneficiaries of which are designated by the Executive, without cost to the Executive; and

                           (ii) An individual disability insurance policy or policies providing a monthly benefit of no less than $12,200 per month, the annual premium for such policy or policies to be shared between the Company and the Executive in such proportion as is consistent with executives of the Company holding comparable positions or having comparable responsibilities.

                  If required, the Company shall replace any such policy in effect from time to time with a policy or policies containing terms and conditions (including amounts of coverage) which are not materially less favorable to the Executive and/or her designated beneficiaries provided such replacement policy or policies may be obtained at reasonable rates consistent with past practice.

         (e)      Other Perquisites.  The Executive shall also be entitled to:

                           (i) prompt reimbursement for all reasonable expenses incurred by the Executive in accordance with the policies and procedures of the Company;

                           (ii) four (4) weeks paid vacation, such paid vacation time to be increased (but not decreased) in accordance with Company policy;

                           (iii) an automobile at least comparable to the model currently furnished by the Company to other executives of the Company holding comparable positions or having comparable responsibilities shall be provided by the Company with expenses to be paid in accordance with the Company's policies and procedures with respect thereto; and

                           (iv) an office or offices suitable for an executive officer with secretarial and other assistance as shall reasonably be required by the Executive.

                  (f) Relocation Expenses. The Company will reimburse the Executive (upon presentation of appropriate vouchers or receipts in accordance with the Company's expense


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reimbursement policies) for, or pay directly, the following costs and expenses relating to her relocation (the "Relocation Allowance"):

                           (i) all reasonable expenses of moving the Executive's possessions from Chicago to the Executive's new temporary or permanent residence in the Knoxville metropolitan area;

                           (ii) all reasonable lease or rental payments incurred by the Executive for temporary housing of the Executive for a period of ninety (90) days during the first six (6) months of the Initial Term of this Agreement;

                           (iii) up to twelve (12) airline tickets for business class travel between Chicago, Illinois and Knoxville, Tennessee for use of the Executive and her immediate family while she is relocating from Chicago, Illinois to Knoxville, Tennessee;

                           (iv) all reasonable standard closing costs and brokerage fees associated with the sale of the Executive's residence in Chicago (including reasonable attorney's fees); and

                           (v) all reasonable standard closing costs associated with the purchase of the Executive's new residence in the Knoxville metropolitan area (including reasonable attorney's fees).

         The maximum amounts to be reimbursed by the Company under this clause
(f) shall be in accordance with its relocation policy (except where otherwise expressly provided herein). Upon termination of the Executive's employment during the Term either by the Executive voluntarily or by the Company for Cause, the Executive shall promptly repay to the Company the Relocation Allowance. On each anniversary of the date hereof, the amount of the Relocation Allowance required to be so repaid shall be reduced by one-third (_).

                  (g) Equity Opportunity. The Executive shall be granted a non-qualified stock option under the Company's 1997 Stock Option Plan on the date of commencement of her employment with the Company to purchase an aggregate of three hundred thousand (300,000) shares of common stock of the Company at an exercise price equal to the closing sales price of the common stock on the date of grant, which option shall vest as follows: fifty thousand (50,000) shares on the date of grant and the remaining two hundred fifty thousand (250,000) shares annually in one-third (_) increments from the date of grant and expire ten (10) years from the date of grant, and shall be upon such other terms and conditions as contained in the Company's standard form of option agreement annexed hereto.


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                  (h)      Sign-on Bonus. As additional compensation, the
Company shall pay the Executive a sign-on bonus of $365,000, payable on the later of (i) the date her employment with the Company commences and (ii) February 1, 2000.

         6.       Termination of Employment.

                  (a) Disability; Death. The Company may terminate the Executive's employment after having established the Executive's Disability, by giving to the Executive written notice of its intention to terminate her employment, and her employment with the Company shall terminate effective on the thirtieth (30th) day after receipt of such notice if the Executive shall fail to return to full-time performance of her duties within thirty (30) days after such receipt. If the Executive dies during the term of this Agreement, her employment hereunder shall be deemed to cease as of the date of her death.

                  (b) Termination by the Company. The Company at any time may terminate the Executive's employment for Cause or without Cause.

                  (c) Constructive Termination. The Executive may terminate her employment for Constructive Termination.

                  (d) Notice of Termination. Any termination by the Company for Cause or by the Executive for Constructive Termination shall be communicated by a written Notice of Termination to the other party hereto given in accordance with Section 14(c). For purposes of this Agreement, a "Notice of Termination" means a written notice given in the case of a termination for Cause and in the case of Constructive Termination which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated, and
(iii) if the termination date is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than thirty (30) days after the receipt of such notice).

                  (e) Date of Termination. For the purpose of this Agreement, the term "Date of Termination" means (i) in the case of a termination for which a Notice of Termination is required, the date of receipt of such Notice of Termination or, if later, the date specified therein, as the case may be, and (ii) in all other cases, the actual date on which the Executive's employment terminates.

         7. Obligations of the Company Upon Termination. Upon termination of the Executive's employment with the Company, the Company shall have the following obligations:

                  (a) Death or Disability. If the Executive's employment is terminated by reason of the Executive's death or Disability, the Company shall have no further obligations to the Executive's legal representatives under this Agreement other than payment of the Accrued Obligations. If the Executive's employment is terminated by reason of the Executive's death or Disability, the Company shall have the additional obligation, subject to the terms of the Incentive


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Plan and further provided that the Executive has been employed by the Company for the first six (6) months of the then applicable fiscal year, to pay a cash amount equal to a portion of the Incentive Bonus, the product of a fraction, the numerator of which is the number of days elapsed since the date the Incentive Plan began for the applicable fiscal year through the date of the Disability or the date of death of the Executive, and the denominator of which is the total number of days of the applicable fiscal year for such Incentive Plan. Unless otherwise directed by the Executive (or, in the case of the Incentive Plan or a Qualified Plan, as may be required by such Incentive Plan or Qualified Plan) all Accrued Obligations shall be paid to the Executive, her beneficiaries or her estate, as applicable, in a lump sum in cash within thirty
(30) days of the Date of Termination. In the event of the termination of the Executive by reason of death or Disability, she and/or her named beneficiaries, as the case may be, shall be entitled to the benefits available through the Company sponsored plans and programs designated for such category of termination on Schedule A. With regard to the termination of the Executive's employment by reason of Disability, the Company shall pay the premiums (to the same extent paid prior to the termination of employment) for the continued participation of the Executive for a period of twelve (12) months after the Date of Termination in any individual life insurance policy on the same terms as the Executive and the Company were participating prior to the Date of Termination. Further, with regard to the termination of the Executive's employment by reason of the Executive's death or Disability, the Company shall, for a period of twelve (12) months after the Executive's Date of Termination, pay the entire COBRA premium under any Company medical and dental program that the Executive (and her spouse and eligible dependents) was participating in prior to the termination of employment. The Company's premium obligations in the preceding two sentences shall exclude normal employee contributions paid by the Executive prior to the Date of Termination. In addition to the foregoing, in the event of termination of the Executive's employment by reason of the death or Disability of the Executive, all unvested stock options held by the Executive shall become fully vested, effective on the Date of Termination, and shall thereafter be exercisable in accordance with the provisions of the applicable Option Plan (including, without limitation, Sections 5 and 6 thereof) and Option Agreement.

                  (b) Termination by the Company for Cause. If the Executive's employment shall be terminated for Cause, the Company shall pay the Executive the Accrued Obligations. The Executive shall be paid all such Accrued Obligations in a lump sum in cash within thirty (30) days of the Date of Termination and the Company shall have no further obligations to the Executive under this Agreement, unless otherwise required by a Qualified Plan or specified pursuant to a valid election to defer the receipt of all or a portion of such payments made in accordance with any plan of deferred compensation sponsored by the Company.

                  (c) Other Termination of Employment. If the Company terminates the Executive's employment other than for Cause, death or Disability, or the Executive terminates her employment for Constructive Termination, the Company shall pay and provide to the Executive the following:

                           (i) Severance and Non-Competition Payments. The Company shall pay to the Executive in a lump sum in cash or certified check within fifteen (15)


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                           days after the Date of Termination all Accrued
                           Obligations. In addition, subject to the terms of the Incentive Plan and further provided that the Executive has been employed by the Company for the first six (6) months of the then applicable fiscal year, the Executive shall be entitled to receive a cash amount equal to a portion of the Incentive Bonus, the product of a fraction, the numerator of which is the number of days elapsed since the date the Incentive Plan began for the applicable fiscal year through the date of such Constructive Termination or termination without Cause, and the denominator of which is the total number of days of the applicable fiscal year for such Incentive Plan. Such amount also shall be paid in a lump sum in cash or certified check within fifteen (15) days after the Date of Termination or as may be otherwise required by the terms of the Incentive Plan. Furthermore, the Executive shall continue to receive her monthly Base Salary, at the rate in effect as of the date when the Notice of Termination was given, for a twelve (12) month period from the Date of Termination.

                           (ii) Acceleration of Option Vesting. In the case of a Constructive Termination, all unvested stock options held by the Executive shall become fully vested, effective on the Date of Termination, and shall be thereafter exercisable in accordance with the provisions of the applicable Option Plan (including, without limitation, Sections 5 and 6 thereof) and Option Agreement.

                  (d) Release. As a condition precedent to the receipt of any termination benefits payable to the Executive under this Section 7, the Executive agrees to execute a general release among other things releasing the Company from any obligation or liability (other than those contained in Sections 7, 8, 9, 10, 11, 13 and 14 hereof, to the extent an obligation under any such section arose at or prior to the Date of Termination and remains unfulfilled). Such release shall exclude the Executive's rights under any Qualified Plan.

                  (e) Discharge of Company's Obligations. Subject to the performance of its obligations under Sections 7, 8, 9, 10, 11, 13 and 14 (and then, only to the extent an obligation under any such section arose at or prior to the Date of Termination and remains unfulfilled), the Company shall have no further obligations to the Executive under this Agreement in respect of any termination of employment.

         8. Change of Control. Upon the occurrence of a Change of Control, the Company shall pay the Executive, as consideration for assisting the Company in bringing about a successful transaction, an amount equal to eighteen (18) months of the Executive's Base Salary at the rate in effect as of the Change of Control Date. Such amount shall be payable in a lump sum in cash or certified check within five (5) days after the Change of Control Date.


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         9.       Non-exclusivity of Rights. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any benefit, bonus, incentive or other plan or program provided by the Company and for which the Executive may qualify, nor shall anything herein limit or otherwise prejudice such rights as the Executive may have under any other agreements with the Company, including, but not limited to stock option agreements. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan or program of the Company at or subsequent to the Date of Termination shall be payable in accordance with such plan or program.

         10. Full Settlement. The Executive shall not be obligated to seek other employment by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement. In the event that the Executive shall in good faith give a Notice of Termination for Constructive Termination and it shall thereafter be determined that Constructive Termination did not take place, the employment of the Executive shall, unless the Company and the Executive otherwise mutually agree, be deemed to have terminated, at the date of giving such purported Notice of Termination, by mutual consent of the Company and the Executive and the Executive shall be entitled to receive only those payments and benefits which she would have been entitled to receive at such date had she terminated her employment voluntarily at such date under this Agreement.

         11. Arbitration of Disputes. In the event that a claim for payment or benefits under this Agreement is disputed, the Company and the Executive agree to submit such dispute to final and binding arbitration with United States Arbitration and Mediation, Inc. ("USAM") in Knoxville, Tennessee or such other arbitration firm as the Company and the Executive shall mutually agree. Either party wishing to arbitrate any claim hereunder shall notify the other party and USAM in writing whereupon USAM shall select a neutral arbitrator and shall schedule an arbitration hearing within thirty (30) days of receipt of such notice of arbitration. The arbitration shall be conducted in accordance with the rules and procedures of USAM. The parties agree that any arbitrator's award may be presented to a court of competent jurisdiction and judgment entered thereon.

         12.      Confidential Information, Non-Solicitation and Non-Compete.

                  (a) The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data, including without limitation all trade secrets, relating to the Company and its business (i) obtained by the Executive during her employment by the Company, and (ii) which is not otherwise publicly known (other than by reason of an unauthorized act by the Executive) and is subject to efforts that are reasonable under the circumstances to maintain its secrecy. After termination of the Executive's employment with the Company, the Executive shall not, without the prior written consent of the Company, unless compelled pursuant to an order of a court or other body having jurisdiction over such matter, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it.


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

                  (b) Upon termination of the Executive's employment for any reason, the Executive, for the twelve (12) month period following the Notice of Termination (or the Date of Termination if no such notice is given), shall not, on her own behalf or on behalf of any person or entity, directly or indirectly solicit or aid in the solicitation of any employees of the Company to leave their employment.

                  (c) The Executive agrees that she shall not, so long as she shall be employed by the Company in any capacity (whether pursuant to this Agreement or otherwise), own, manage, operate, control or participate in the ownership, management, operation or control, or be employed by or connected in any manner with, any business, firm or corporation which is or may be in competition with the business of the Company without the express written consent of the Company. The Executive further agrees that for a period commencing on the Date of Termination (for any reason whatsoever) and concluding twelve (12) months after such Date of Termination, (i) the Executive shall not own, manage, operate, control or participate in the ownership, management, operation or control, or be employed or retained by, or otherwise become associated with or interested in (as a partner, member, shareholder, creditor, director, officer, principal, agent, employee, joint venturer, trustee, consultant or advisor), any business, firm or corporation which is engaged in or competes (directly or indirectly) with the business of the Company including, for these purposes, any business in which, at the termination of her employment, there was a bona fide intention on the part of the Company to engage in the future; and (ii) the Executive shall not, on behalf of any such competing entity, directly or indirectly, have any dealings or contact with any suppliers or vendors of the Company. Anything to the contrary herein notwithstanding, the provisions of this Section 12(c) shall not be deemed violated by the purchase and/or ownership by the Executive of shares of any class of equity securities (or options, warrants or rights to acquire such securities, or any securities convertible into or exchangeable or exercisable for such securities) (A) of the Company (or any successor thereto) or (B) representing (together with any securities which would be acquired upon the exercise of any such options, warrants or rights or upon the conversion of any other security convertible into or exchangeable or exercisable for such securities) two percent (2%) or less of the outstanding shares of any such class of equity securities of any issuer whose securities are traded on a national securities exchange or listed by The Nasdaq Stock Market, the National Quotation Bureau Incorporated or any similar organization; provided, however, that Executive shall not be otherwise connected with or active in the business of any issuers described in this Section 12(c).

                  (d) The Executive agrees that the covenants of confidentiality, non-solicitation and non-competition contained in this Section 12 are reasonable covenants under the circumstances and necessary to protect the business interests and properties of the Company. The Executive agrees that irreparable loss and damage will be suffered by the Company should the Executive breach any of the covenants contained in this Section 12. Accordingly, the Executive agrees that the Company, in addition to all remedies provided at law or in equity, shall be entitled to a temporary restraining order and temporary and permanent injunctions to prevent a breach or contemplated breach of any of the covenants contained in this Section 12. In addition, in the event that this Section 12 is determined to be unenforceable in part, it shall be construed to be enforceable to the maximum extent permitted by law. In the event the Executive violates the terms of this
Section 12, the Executive shall forfeit the right to all salary, bonus compensation and/or benefit continuations which she and/or her family members are then receiving or otherwise entitled to pursuant to the terms of this Agreement. Notwithstanding anything contained herein to the contrary, the forfeiture of such payments and benefits shall be the sole remedy available to the Company in connection with the Executive's violation of the terms of
Section 12(c) during the twelve (12) month period following the Date of Termination (for any reason whatsoever).

                  (e) As used in this Section 12, "Company" shall include all subsidiaries, affiliates and divisions of the Company.

         13.      Successors.

                  (a) This Agreement is personal to the Executive and, without the prior written consent of the Company, shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

                  (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors. The Company shall require any successor to all or substantially all of the business and/or assets of the Company, whether direct or indirect, by purchase, merger, consolidation, acquisition of stock, or otherwise, expressly to assume and agree to perform this Agreement in the same manner and to the same extent as the Company would be required to perform if no such succession had taken place.

         14.      Miscellaneous.

                  (a) Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee, applied without reference to principles of conflict of laws.

                  (b) Amendments. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

                  (c) Notices. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party, by overnight delivery or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                  If to the Executive:  at the address listed on the last page hereof

                  If to the Company:    Goody's Family Clothing, Inc.
                                        400 Goody's Lane

                                        P.O. Box 22000
                                        Knoxville, Tennessee 37933-2000
                                        Attention: General Counsel

(with a copy to the attention of the Secretary or to such other address as either party shall have furnished to the other in writing in accordance herewith). Communications delivered by hand or by overnight delivery shall be deemed received on the date of delivery and communications sent by registered or certified mail shall be deemed received three (3) business days after the sending thereof.

                  (d) Tax Withholding. The Company may withhold from any amounts payable under this Agreement such federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

                  (e) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

                  (f) Captions. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.

                  (g) Entire Agreement. This Agreement expresses the entire understanding and agreement of the parties regarding the terms and conditions governing the Executive's employment with the Company; provided, however, that except as specifically provided herein, the terms of this Agreement do not supersede the terms of any grant or award to the Executive under any stock option or profit sharing program of the Company except as specifically set forth in Sections 7(a) and 7(c)(ii) with respect to the vesting and exercisability of stock options.

         IN WITNESS WHEREOF, the Executive has hereunto set her hand and the Company has caused this Agreement to be executed in its name on its behalf, and its corporate seal to be hereunto affixed and attested by its Secretary, all effective as of the day and year first above written.

                                   GOODY'S FAMILY CLOTHING, INC.


                                   By:    [Robert M. Goodfriend]
                                      ------------------------------------------
                                           Name:  Robert M. Goodfriend
                                           Title:   Chairman and Chief Executive
                                                    Officer
ATTEST:

   [Regis J. Hebbeler]
----------------------------
Name:  Regis J. Hebbeler
Title:  Assistant Secretary

(CORPORATE SEAL)

                                   EXECUTIVE:


                                              [Lana Cain Krauter]
                                   -------------------------------------------
                                               Lana Cain Krauter
                                               President and Special Assistant
                                               to the Chairman

                                   Address: P. O. Box 22000
                                            Knoxville, TN 37933-2000

                        SCHEDULE A -- LANA CAIN KRAUTER

         The following is a summary list of benefits available to the Executive upon termination of the Executive's employment by reason of death or Disability through Company sponsored plans and programs as of the date of this Agreement. Nothing herein shall preclude the Company from amending, altering, suspending, discontinuing or terminating any of such plans and programs in compliance with applicable law and regulation.

COVERAGE TYPE                                                    BENEFIT AMOUNT

Group Life Insurance                --      Basic
                                            High Option


Group Disability Insurance          --      Basic 2 year
                                            High Option
                                            (benefit for 5 years)


Coverage by group life and disability insurance policies terminates upon termination of the Executive's employment for any reason, except death (in the case of life insurance) and disability (in the case of disability insurance). The Executive's beneficiaries are entitled to benefits under the group life insurance policy if the Executive dies during the period she is receiving disability payments as a result of such disability.

In addition, the Company has a 401(k) plan in which the Executive may participate on a voluntary basis. Company contributions therein on her behalf vest in accordance with the terms of the 401(k) plan, which provides that such contributions become immediately vested in the event of death during the term of employment. Upon termination for any reason, the Executive must withdraw her vested funds by the end of the following fiscal quarter.